UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

LITTLE SIOUX CORN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4808 F Avenue, Marcus, Iowa 51035

NOTICE OF 2007 ANNUAL MEETING OF MEMBERS

To be Held Thursday, March 22, 2007

To our members:

The 2007 Annual Meeting of Members (the “Annual Meeting”) of Little Sioux Corn Processors, LLC (“we,” “us,” “our” and “Little Sioux”) will be held on Thursday, March 22, 2007 at the Western Iowa Tech Community College, 200 Victory Drive, Cherokee, Iowa. Registration for the meeting will begin at 6:00 p.m., local time. The Annual Meeting will commence at approximately 7:00 p.m. The purposes of the Annual Meeting are to:

•       To elect three (3) Class A Directors to serve until the 2010 Annual Meeting of Members and until their successors are elected;

•       Approval of amendment to the Third Amended and Restated Operating Agreement to increase the number of authorized membership units from 15,000 membership units to 170,000 membership units; and

•       transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call us at (712) 376-2800.

Only members listed on our records at the close of business on February 1, 2007 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by us no later than 5:00 p.m. on Tuesday, March 20, 2007.

All members are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to us at (712) 376-2815 or mail it to us using the enclosed envelope.

By order of the board of directors,
/s/ Ron Wetherell
RON WETHERELL, Chairman
Marcus, Iowa February 1, 2007

Little Sioux Corn Processors, LLC
4808 F Avenue
Marcus, IA 51035

Proxy Statement
Annual Meeting of Members
Thursday, March 22, 2007

The enclosed proxy is solicited by the board of directors of Little Sioux Corn Processors, LLC (“we”, “us”, “our” and “Little Sioux”) for use at the 2007 annual meeting of members of Little Sioux to be held on Thursday, March 22, 2007 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Western Iowa Tech Community College, 200 Victory Drive, Cherokee, Iowa. Registration for the meeting will begin at 6:00 p.m., local time. The Annual Meeting will commence at approximately 7:00 p.m.

This solicitation is being made by mail, however we may also use our officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about February 1, 2007.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•       Questions and Answers about the Annual Meeting: this section provides answers to frequently asked questions regarding the purpose of the Annual Meeting and meeting procedures.

•       Proxy Proposals: this section provides information and detailed explanation about the proposals to be voted on at this members’ meeting.

•       Required Information: this section provides information that is required by law to be included in the Company’s Proxy Statement, which has not been included in Sections I and II.

SECTION I—QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:             Why did I receive this proxy statement?

A:               The board of directors is soliciting your proxy to vote at the Annual Meeting because you were a member of Little Sioux at the close of business on February 1, 2007, the record date, and are entitled to vote at the meeting.

Q:             What am I voting on?

A:               The election of 3 directors and approval of an amendment to the Third Amended & Restated Operating Agreement (the “Operating Agreement”). The following persons have been nominated by the nomination committee to fill the three open seats of the board of directors: Verdell Johnson, Timothy Ohlson and Myron Pingel. Detailed information on each nominee is provided below at “SECTION II—PROPOSALS TO BE VOTED ON, PROPOSAL 2—Election of Directors.” The board of directors recommends a vote FOR the re-election of Verdell Johnson, Timothy Ohlson and Myron Pingel as directors and FOR the amendment to the Operating Agreement.

Q:             What is the effect of the amendment if passed?

A:               The approval of the amendment will increase the number of authorized membership units that may be issued by the board of directors and allow the board of directors to declare a 15-for-1 membership unit split in the form of a membership unit distribution and provide the board of directors with the flexibility to meet our future business and capital needs. If the amendment is not approved, the number of authorized membership units will not be increased and the board of directors will be unable to declare the proposed unit distribution.

Q:             How many votes do I have?

A:               Members are entitled to one vote for each membership unit owned of record by such member as of the close of business on the Record Date on any matter which may properly come before the meeting.

Q:             What is the voting requirement to elect the directors?

A:               In the election of directors, the three persons receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether an individual nominee receives votes from a majority of the quorum.

Q:             What is the voting requirement to amend Little Sioux’s Operating Agreement?

A:               The affirmative vote of a majority of the membership voting interests represented at the Annual Meeting is required to approve the amendment to our Operating Agreement.

Q:             How many membership units are outstanding?

A:               On February 1, 2007, there were 10,941 membership units outstanding.

Q:             How do I vote?

A:               Membership units can be voted only if the holder of record is present at the Annual Meeting either in person or by proxy. You may vote using any of the following methods:

•       Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with the member’s directions. We urge you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to Little Sioux at (712) 376-2815. If you sign and return the proxy card without specifying your choices, your membership units will be voted FOR the re-election of Verdell Johnson, Timothy Ohlson and Myron Pingel as directors and FOR the amendment to the Operating Agreement.

•       In person at the Annual Meeting. All members may vote in person at the Annual Meeting.

Q:             What can I do if I change my mind after I vote my units?

A:               You may revoke your proxy by:

•       Voting in person at the Annual Meeting;

•       Giving personal or written notice of the revocation to Ron Wetherell, Chairman of the Company’s Board of Directors, at the Company’s offices at 4808 F Avenue, Marcus, IA 51035; or

•       Giving personal or written notice of the revocation to the board of directors’ Secretary, Tim Ohlson, at the commencement of the Annual Meeting.

Q:             What happens if I mark too few or too many boxes on the proxy card?

A:               If you do not mark any choices on the proxy card, then the proxies will vote your units FOR the re-election of Verdell Johnson, Timothy Ohlson and Myron Pingel as directors and FOR the amendment to the Operating Agreement. If you only mark one choice on the proxy card, then the proxies will vote your units ONLY for item you chose. However, your units will be included in the determination of whether a quorum is present.

If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:             What is the effect of an abstention?

A:               Because amendments to the Operating Agreement must be approved and directors are elected by the affirmative vote of a majority of the membership voting interests represented at the Annual Meeting, abstentions will be counted as a vote against the amendment and any nominees.

Q:             Who can attend the Annual Meeting?

A:               All members as of the close of business on the record date and their spouses may attend the Annual Meeting.

Q:             What is the record date for the Annual Meeting?

A:               February 1, 2007.

Q:             Who will count the vote?

A:               All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will tabulate affirmative and negative votes and abstentions.

Q:             What constitutes a quorum?

A:               As of the record date, we had 10,941 membership units issued and outstanding. The presence of members holding 25% of the total outstanding membership units constitutes a quorum. We need 2,736 membership units represented at the meeting to constitute a quorum. If you submit a properly executed proxy, then you will be considered part of the quorum even if you are not physically present at the meeting.

Q:             When are member proposals and director nominations due for the 2008 Special Meeting?

A:               In order to be considered for inclusion in next year’s proxy statement, member proposals, including director nominations, must be submitted in writing to Little Sioux by October 4, 2007 (120 days prior to the 1-year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the SEC under the Exchange Act. We suggest that proposals for the 2008 Annual Meeting of members be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2008 Annual Meeting of members without including such proposal in Little Sioux’s proxy statement must provide us notice of such proposal no later than December 15, 2007. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If we do not receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if we do receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, then the persons named on the proxy card may vote on any such proposal in their discretion only if we include in our proxy statement an explanation of its intention with respect to voting on the proposal.

Q:             Who is paying for this proxy solicitation?

A:               The entire cost of this proxy solicitation will be borne by Little Sioux. The cost will include the cost of supplying necessary additional copies of the solicitation material and Little Sioux’s 2006 Annual Report on Form 10-K for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

•       Projected growth, overcapacity or contraction in the ethanol market in which we operate;

•       Fluctuations in the price and market for ethanol and distillers grains;

•       Changes in plant production capacity, variations in actual ethanol and distillers grains production from expectations or technical difficulties in operating the plant;

•       Availability and costs of products and raw materials, particularly corn and natural gas;

•       Changes in our business strategy, capital improvements or development plans for expanding, maintaining or contracting our presence in the market in which we operate;

•       Costs of construction and equipment;

•       Changes in interest rates and the availability of credit to support capital improvements, development, expansion and operations;

•       Our ability to market and our reliance on third parties to market our products;

•       Our ability to distinguish ourselves from our current and future competition;

•       Changes to infrastructure, including

—                    expansion of rail capacity,

—                    increases in truck fleets capable of transporting ethanol within localized markets,

—                    additional storage facilities for ethanol, expansion of refining and blending facilities to handle ethanol,

—                    growth in service stations equipped to handle ethanol fuels, and

—                    growth in the fleet of FFVs capable of using E85 fuel;

•       Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as:

—                    national, state or local energy policy;

—                    federal ethanol tax incentives;

—                    legislation mandating the use of ethanol or other oxygenate additives;

—                    state and federal regulation restricting or banning the use of MTBE; or

—                    environmental laws and regulations that apply to our plant operations and their enforcement;

•       Increased competition in the ethanol and oil industries;

•       Fluctuations in US oil consumption and petroleum prices;

•       Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries;

•       Anticipated trends in our financial condition and results of operations;

•       The availability and adequacy of our cash flow to meet our requirements, including repayment of debt;

•       Our liability resulting from litigation;

•       Our ability to retain key employees and maintain labor relations;

•       Changes and advances in ethanol production technology; and

•       Competition from alternative fuels and alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement. We are not under any duty to update the forward-looking statements contained in this proxy statement. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement. You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

SECTION II—PROPOSALS TO BE VOTED UPON

PROPOSAL 1—APPROVAL OF AMENDMENT TO THIRD AMENDED & RESTATED OPERATING AGREEMENT

The Operating Agreement provides that the board of directors may not issue more than 15,000 membership units without the affirmative vote of the holders of a majority of the total membership voting interests outstanding. The current relevant section of the Operating Agreement is Subsection 5.6(b)(iv), which reads as follows:

(b)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:…

(iv)        Issue more than an aggregate of 15,000 Units.

We propose amending Subsection 5.6(b)(iv) to increase the number of authorized membership units in order to have available additional authorized but unissued membership units to provide the board of directors the ability to declare the proposed membership unit split (described below) and with the flexibility to meet our future capital needs. New Subsection 5.6(b)(iv) of the Operating Agreement, as it is proposed to be amended, would read as follows:

(b)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:…

(iv)        Issue more than an aggregate of 170,000 Units.

Purpose and Effects of the Proposed Amendment

Under the present Operating Agreement, the board of directors has the authority to issue 15,000 membership units. As of February 1, 2007, 10,941 membership units were issued and outstanding. Therefore, only 4,059 membership units are unissued. The board of directors believes that it is in Little Sioux’s best interest to have additional membership units available for issuance, from time to time, in the discretion of our board of directors, and in such amounts, for such general company purposes and on such terms as our board of directors may determine, without further member approval (except as may be required for a particular transaction by applicable law or the requirements of regulatory agencies). These purposes may include, among other things, to fund our operations, to fund potential acquisitions, to meet our future financing needs, to allow for additional options granted pursuant to future incentive plans, to effect membership unit splits or unit distributions, and other bona fide business purposes. Our board of directors believes that an increase in the authorized number of membership units will give us added flexibility to act in the future with respect to these purposes without the delay and expense of member action each time an opportunity requiring the issuance of membership units may arise. Accordingly, the board of directors believes it is in Little Sioux’s and the members’ best interests and recommends amending the Operating Agreement to increase the number of membership units authorized for issuance in order to provide Little Sioux with the means to meet its future business and capital needs.

If the amendment to the Operating Agreement is approved by our members, the board of directors presently intends to approve a 15-for-1 membership unit split to be effected in the form of a membership unit distribution. The board of directors currently anticipates that all members of Little Sioux who are members as of a record date (February 1, 2007) will be eligible to participate in the membership unit distribution. As presently contemplated, holders of Little Sioux’s membership units will receive 14 additional membership units for every 1 membership unit held on the record date as a result of the proposed membership unit split. This 15-for-1 membership unit split will increase the number of membership units issued and outstanding, but the market price of the membership unit is expected to decrease proportionately. The Board of Directors believes that the membership unit split will increase unit liquidity by decreasing the market price of membership units. However, the Company cannot be certain that these effects will occur.

The issuance of membership units in connection with the membership unit split would not require member approval, but the membership unit split will not take place unless the amendment to the Operating Agreement is approved. Without the proposed increase in authorized number of membership units pursuant to the amendment, Little Sioux does not have enough authorized but unissued membership units to effect the proposed membership unit split. The following chart illustrates the impact of the increase in authorized membership units on the amount of membership units outstanding and available for issuance. The effect of a membership unit split is reflected in this chart.

Number of Membership Units that are:	Currently	After giving effect to Proposal No. 1	After giving effect to Proposal No. 1 and Membership Unit Split
currently outstanding	10,941	10,941	164,115
available for issuance	4,059	159,059	5,885

Other than for the proposed membership unit split, we have no present plans, understandings or agreements for the issuance or use of the proposed additional authorized membership units.

The additional membership units to be authorized will become part of the existing class of membership units, and the amendment would not affect the terms of the outstanding membership units or the rights of the holders of the membership units. However, the issuance of additional membership units, other than in connection with a membership unit split or membership unit distribution, may, among other things, have a dilutive effect on members’ percentage ownership, earnings per membership unit and voting rights of current holders of membership units. The issuance of additional membership units, or the perception that additional membership units may be issued, may also adversely affect the market price of the membership units.

In addition, although the board of directors is not recommending the increase in the authorized membership units with the intent that it be utilized as a type of anti-takeover device, greatly increasing the amount of the authorized membership units can be used as a takeover defense against hostile takeovers. For example, without further member approval, the Board of Directors could strategically sell membership units in a private transaction to purchasers who would oppose a takeover or favor the current board of directors to prevent a change in control. The issuance of a significant amount of additional membership units would effectively dilute the voting power of the other outstanding membership units and increase the potential cost to acquire control of Little Sioux. However, this proposal is not part of any present plan to adopt a series of amendments having an anti-takeover effect, and management presently does not intend to propose anti-takeover measures in future proxy solicitations.

Although the board of directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of Little Sioux (and the board of directors is not currently aware of any such attempts), members nevertheless should be aware that approval of the amendment could facilitate our ability to deter or prevent changes of control in the future, including transactions in which the members might otherwise receive a premium for their membership units over then-current market prices or benefit in some other manner.

Description of Membership Units

Ownership rights in Little Sioux are evidenced by membership units. There is only one class of membership units, Class A Units. Any membership units distributed to members pursuant to a membership unit split or subsequently issued for such general company purposes as our board of directors may determine would carry the same identical rights as the membership units currently issued to existing members of Little Sioux.

Each membership unit represents a pro rata ownership interest in Little Sioux’s capital, profits, losses and distributions and the right to vote and participate in our management as provided in the Operating Agreement. Members do not have conversion, preemptive or other subscription rights, and there are no sinking fund provisions with respect to the membership units. Therefore, if we decide to issue additional membership units in the future, we could do so without first offering the additional membership units to our members which may dilute each member’s percentage of the total membership interests in Little Sioux.

Required Vote and Board Recommendation

The affirmative vote of a majority of the membership voting interests represented at the Annual Meeting (in person, by proxy) is required to amend the Operating Agreement. As indicated on the proxy card, if you fail to mark a vote, the proxies solicited by the board of directors will be voted in favor of the amendment. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will be counted as a vote against the amendment.

Your board of directors has approved this amendment to the Operating Agreement and recommends a vote “FOR” Proposal 1 to approve the increase in authorized membership units available for issuance.

PROPOSAL 2—ELECTION OF THREE DIRECTORS

The following persons have been recommended for the 2007 election by the nomination committee of the board of directors to fill the 3 open Class A director seats on the board of directors available due to the expiration of the terms of office of 3 incumbent Class A directors:

Name	Term
Verdell Johnson	3-year term ending in 2010
Timothy Ohlson	3-year term ending in 2010
Myron Pingel	3-year term ending in 2010

All nominees have indicated their willingness to serve as directors.

The table below contains certain information with respect to the nominees for election to the board of directors at the Annual Meeting:

Name and Principal Occupation	Age	Board Member Since	Background
Verdell Johnson, Farmer	70	2000

During the past five years, Verdell Johnson has owned and operated a livestock and grain farm in Cherokee County. Verdell has served on the board of directors since our inception and was re-elected at our 2004 Annual Meeting to serve until this Annual Meeting. He previously held the office of secretary.

Timothy Ohlson, Farmer	56	2000

During the past five years, Tim Ohlson has operated a grain and livestock farm north of Meriden. Tim is active in the Cherokee County Farm Bureau and has been a board member of CML Telephone for 26 years. He has served on the board of directors since our inception and was re-elected at our 2004 Annual Meeting to serve until this Annual Meeting. Tim currently serves as Little Sioux’s secretary.

Myron Pingel, Farmer	67	2000

During the past five years, Myron Pingel has farmed north of Aurelia and operated a grain and livestock farm. Myron currently serves as a director for Twin Valley Producers Network farrowing group, a non-public reporting company. He has served on the board of directors since our inception and was re-elected at our 2004 Annual Meeting to serve until this Annual Meeting. Myron presently serves as Little Sioux’s vice chairman.

Required Vote and Board Recommendation

The affirmative vote of a majority of the membership voting interests represented at the Annual Meeting (in person, by proxy) is to elect a nominee to the position of director. As indicated on the proxy card, if you fail to mark a vote, the proxies solicited by the board of directors will be voted in favor of the board of directors’ nominees. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will be counted as a vote against the nominees.

Your board of directors recommends a vote “FOR” the current directors and nominees, Verdell Johnson, Timothy Ohlson and Myron Pingel, to the 3 director seats open for election at the Annual Meeting.

OTHER MATTERS

The board of directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the membership units covered by the proxy in the accompanying form will be voted on such matter in accordance with the best judgment of the persons acting under such proxy.

SECTION III—REQUIRED INFORMATION

DIRECTORS AND CORPORATE GOVERNANCE

Our Board of Directors

Our current board of directors consists of 9 Class A directors and 3 Class B directors. Class A directors are elected by the members and serve staggered 3-year terms and until their successors are elected and qualified. Class B directors are appointed and serve at the discretion of the limited partners of LSCP, LLLP, an Iowa limited liability limited partnership of which Little Sioux is the general partner.. The Class A directors also represent Little Sioux as general partner of LSCP, LLLP. The Class B directors only participate in the actions concerning LSCP, LLLP.

At the 2005 Annual Meeting, the members re-elected Dale Arends, Daryl Haack, and Ron Wetherell as Class A directors for a 3-year term ending at the 2008 Annual Meeting or until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such directors. At the 2006 Annual Meeting, the members re-elected Vince Davis, Darrell Downs and Doug Lansink as Class A directors for a 3-year term ending at the 2009 Annual Meeting or until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such directors. The Class A directors elected at this year’s Annual Meeting will serve until the 2010 Annual Meeting of members or until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such directors.

Identification of Directors

The following table contains certain information with respect to our current Class A directors:

Name and Principal Occupation	Age	Term Expires	Background
Dale Arends, Farmer	52	2008

Since 1979, Dale Arends has been engaged in farming. In addition, he is president and a director of the Newell Improvement Corporation. As president, Dale actively manages 16 subsidized income housing units. He also serves as a director and president of Raccoon Valley Bio Diesel, LLC, a non-public reporting company. Dale has served on the board of directors since January 18, 2005.

Daryl Haack, Farmer	62	2008

During the past five years, Daryl Haack has farmed approximately 900 crop acres in O’Brien County, Iowa generally dedicated to corn and soybeans. In addition, Daryl is president of the board of directors of Granpa Pork, a small swine-finishing corporation. The swine-finishing corporation is not a publicly reporting company. He also serves as a director for the National Corn Growers Association. He has served on the board of directors since inception. Daryl previously held the offices of president, vice-president, chairman and vice-chairman of Little Sioux.

Ron Wetherell, Small Business Owner	62	2008

During the past five years, Ron Wetherell has owned and operated a number of Cherokee County businesses including a repair shop that has grown into Wetherell Manufacturing Co., a designer and manufacturer of farm implements, hydraulic cylinders, and truck utility bodies, and Wetherell Cable TV, which serves seven separate communities in northwest Iowa. In 1992, he was elected to the Cherokee County Board of Supervisors and was recently elected to his fourth term. He is currently serving his second year as chairman of the board of supervisors. Ron also serves on the board of directors for Siouxland Ethanol, LLC, a public reporting company. Ron has served on the board of directors since inception. He previously held the offices of vice chairman and vice president of Little Sioux and currently serves as Little Sioux’s chairman.

Vince Davis, Iowa Farm Bureau Federation Regional Manager	55	2009

Vince Davis currently serves as Iowa Farm Bureau Federation (“IFBF”) regional manager in region 10, which encompasses 5 counties in west central Iowa. Prior to serving as the IFBF regional manager, he served as Iowa Soybean Association field representative for over 10 years. Vince has served on the board of directors since inception and prior to that, served on Little Sioux’s predecessor steering committee.

Darrell Downs, Marketing Manager	69	2009

From June 1995 through June 2005, Darrell Downs was employed as a marketing manager by a regional seed company. Darrell is also on the board of directors for Siouxland Ethanol, LLC, a public reporting company. He currently serves as the mayor of Marcus, Iowa. Darrell has served on the board of directors since inception.

Doug Lansink, Farmer	49	2009

During the past five years, Doug Lansink has operated a livestock and grain farm in Ida County. Doug has served on the board of directors since inception. He previously held the office of treasurer of Little Sioux.

Verdell Johnson, Farmer	70	2007	For the background of Verdell Johnson, please see “SECTION II—PROPOSALS TO BE VOTED ON, PROPOSAL 2—Election of Directors” above.
Timothy Ohlson, Farmer	56	2007	For the background of Timothy Ohlson, please see “SECTION II—PROPOSALS TO BE VOTED ON, PROPOSAL 2—Election of Directors” above.
Myron Pingel, Farmer	67	2007	For the background of Myron Pingel, please see “SECTION II—PROPOSALS TO BE VOTED ON, PROPOSAL 2—Election of Directors” above.

Board of Directors’ Meetings and Attendance

The board of directors generally meets once per month. During the fiscal year ended September 30, 2006, the board of directors held 12 regularly scheduled meetings and 4 special meetings. Each Class A director attended at least 75% of the meetings of the board of directors during the fiscal year ended September 30, 2006.

Member Communications with the Board of Directors

The board of directors does not have a formalized process for holders of membership units to send communications to the board of directors. The board of directors feels this is reasonable given the close proximity of our members and accessibility of our directors. Members desiring to communicate with the board of directors are free to do by contacting a director via our website, fax, phone or in writing.

Director Attendance at Annual Meeting of Members

The board of directors does not have a policy with regard to directors’ attendance at annual meetings. Last year, all 9 Class A directors attended the 2006 Annual Meeting of members. Due to this high attendance record, it is the view of the board of directors that such a policy is unnecessary.

Committees of the Board of Directors

Our board of directors maintains standing audit, nominating and compensation committees.

Audit Committee

The audit committee of the board of directors operates under a charter adopted by the board of directors on July 20, 2005, a copy of which was filed as Appendix I to Little Sioux’s Proxy Statement filed with the SEC on March 1, 2005. Under the charter, the audit committee must have at least four members. The board of directors appointed Doug Lansink, Ron Wetherell, Daryl Haack, and Vince Davis to the audit committee on May 7, 2003. The chairperson of the audit committee is Doug Lansink. The audit committee is exempt from the independence listing standards because Little Sioux’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. Our board of directors has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our board of directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the board has not yet created a new director position expressly for this purpose. Our board of directors intends to consider such qualifications in future nominations to our board and appointments to the audit committee. The audit committee held 4 meetings during the fiscal year ended September 30, 2006. All of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The audit committee delivered the following report to the board of directors of Little Sioux on January 9, 2007. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by Little Sioux with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The audit committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended September 30, 2006. The committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., our independent auditors (“BHZ”), the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board. The committee has received and reviewed the written disclosures and the letter to management from BHZ, as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The committee has considered whether the provision of services by BHZ not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Forms 10-Q are compatible with maintaining BHZ’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Audit Committee
Doug Lansink, Chair
Daryl Haack
Vince Davis
Ron Wetherell

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P. (“BHZ”) as our independent registered public accountants for the fiscal year October 1, 2006 to September 30, 2007. A representative of BHZ is expected to be present at the annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (BHZ) to Little Sioux for the fiscal year ended September 30, 2006, and the fiscal year ended September 30, 2005 are as follows:

Category	Year	Fees
Audit Fees(1)	2006	$116,929
	2005	$100,044
Audit-Related Fees(2)	2006	$700
	2005	$684
Tax Fees	2006	$0
	2005	$0
All Other Fees	2006	$0
	2005	$0

(1)          Audit fees include audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, other services related to SEC matters, and discussions with the Audit Committee.

(2)          Audit-related fees include consultation on loan covenant compliance, and consultation on Iowa grain dealers’ license.

Prior to engagement of the principal independent registered public accountants to perform audit services for Little Sioux, the principal accountant was pre-approved by our audit committee pursuant to our policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The board of directors appointed Myron Pingel, and Verdell Johnson to the nominating committee of the board of directors on January 20, 2004. Dale Arends was appointed in 2005. Based upon the size of Little Sioux and the board of directors’ familiarity with Little Sioux since inception, the board of directors also has determined that each of the Class A directors is qualified to suggest nominees for consideration to the nominating committee.

The nominating committee oversees the identification and evaluation of individuals qualified to become Class A Directors and recommends to the board of directors the Class A Director nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•       Develop a nomination process for candidates to the board of directors;

•       Establish criteria and qualifications for membership to the board of directors;

•       Identify and evaluate potential director nominees.

•       Fill vacancies on the board of directors;

•       Recommend nominees to the board of directors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•       Agricultural, business and financial background;

•       Accounting experience;

•       Community or civic involvement;

•       Independence from Little Sioux (i.e. free from any family, material business or professional relationship with Little Sioux);

•       Lack of potential conflicts with Little Sioux;

•       Examples or references that demonstrate a candidate’s integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•       Specific needs of the existing board of directors relative to any particular candidate so that the overall composition of the board of directors reflects a mix of talents, experience, expertise and perspectives appropriate to Little Sioux’s circumstances.

The nominating committee does not operate under a charter. The nominating committee is exempt from the independence listing standards because Little Sioux’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Each member of the nominating committee is an independent director under the NASDAQ definition of independence. The nominating committee held 1 meeting during the fiscal year ended September 30, 2006. All of our nominating committee members attended at least 75% of the nominating committee meetings.

Nominations for the election of Class A directors may also be made by any member entitled to vote generally in the election of Class A directors. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Class A director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Little Sioux, Tim Ohlson, at least 30 days, but not more than 90 days, prior to the annual meeting. This notice must contain:

•       the name and address of record of the member who intends to make the nomination;

•       a representation that the member is holder of membership units entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice;

•       the name, age, business and residence addresses, and principal occupation or employment of each nominee;

•       a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member;

•       such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC;

•       the consent of each nominee to serve as a Class A director of Little Sioux if so elected; and

•       a nominating petition signed and dated by the holders of at least five percent (5%) of Little Sioux’s outstanding membership units that clearly sets forth the proposed candidate as a nominee of the Class A director’s seat to be filled at the next election of Class A directors.

If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with the above procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

Compensation Committee

Myron Pingel (chairman), Marty Lyons, Doug Lansink and Vince Davis serve as members of the compensation committee of the board of directors. Myron Pingel, Marty Lyons and Doug Lansink were appointed to the committee on June 15, 2004. Vince Davis was appointed in 2005. Mr. Pingel currently serves as Vice Chairman of the board of directors and Mr. Lansink served as treasurer from 2002 through 2004. The compensation committee has direct responsibility with respect to the compensation of Little Sioux’s chief executive officer and oversees the compensation of Little Sioux’s other executive officers. The compensation committee has the overall responsibility for approving and evaluating Little Sioux’s director and executive compensation plans, policies and programs. The compensation committee held 1 meeting during the fiscal year ended September 30, 2006. All of our compensation committee members attended at least 75% of the compensation committee meetings.

Compensation Committee Interlocks and Insider Participation

Marty Lyons, a director and member of our compensation committee is employed by Archer Daniels Midland, Inc. (“ADM”) as a marketer. ADM is our ethanol marketer and a limited partner of LSCP, LLLP. Mr. Lyons is ADM’s appointed Class B director. No other member of the compensation committee is employed by or serving as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our compensation committee.

Compensation Committee Report of Executive Compensation

The general philosophy of Little Sioux is to provide competitive levels of compensation that are influenced by our performance, that reward individual achievements, and that enable us to retain qualified executives. Compensation consists primarily of annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to our performance. Bonuses are awarded when, in the compensation committee’s judgment, Little Sioux or a particular executive had a meritorious performance during the year.

On April 19, 2005, the compensation committee recommended and our board of directors, acting as general partner of LSCP, LLLP, approved a deferred compensation plan for the partnership’s eligible executive employees. The amount of the cash deferral will be 0-20% of each of the eligible executive employee’s base salary. The cash deferrals will be awarded on an annual basis and will be immediately funded upon deferral through the use of a “Rabbi trust.” The cash award will vest in accordance with the following schedule:

•       Year 1 – 0% vested

•       Year 2 – 0% vested

•       Year 3 – 0% vested

•       Year 4 – 0% vested

•       Year 5 – 0% vested

•       Year 6 – 100% vested

Any vested amounts will be paid out in a lump sum on the first business day following the day in which vesting is complete. The amount of the award will be deductible by LSCP, LLLP when paid to the employee.

In determining the compensation of Steve Roe, Little Sioux’s Chief Executive Officer, the compensation committee considers our overall performance and Mr. Roe’s responsibilities and contributions to such performance. In light of our strong performance under Mr. Roe’s leadership, the compensation committee approved a salary increase in fiscal year ended September 30, 2006 from $108,500 to $138,500.

The compensation of our other executive officers is principally based on the recommendations of the Chief Executive Officer and reflects his assessment of the nature of each officer’s position, individual performance, contribution to our overall performance, experience and tenure with Little Sioux. The compensation committee also considers various other factors to include the level of each officer’s responsibilities within Little Sioux, our financial performance and the level of compensation increases in our industry.

Compensation Committee
Myron Pingel, Chair
Marty Lyons
Vince Davis
Doug Lansink

Code of Ethics

On January 18, 2005, our board of directors adopted a code of ethics for the Chief Executive Officer, Principal Financial and Accounting Officers, controller and persons who perform similar functions for Little Sioux. The code is designed to promote honesty and integrity and to avoid conflicts of interest between personal and professional relationships in conducting our business affairs. A copy of our code of ethics was filed as exhibit 14.1 to our Form 10-KSB filed with the SEC on December 29, 2003 and any interested member may obtain a copy without charge by contacting Gary Grotjohn at (712) 376-2800 or gary.grotjohn@littlesiouxcornprocessors.com.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Little Sioux’s executive officers and significant employees consist of the following:

Name and Position with Little Sioux	Age	Background
Stephen Roe, Chief Executive Officer & President	53

Steve Roe was hired as general manager of our plant on May 20, 2002. Pursuant to our operating agreement, the office of president of Little Sioux is responsible for day-to-day plant management. Until the appointment of a president, the Chairman of our board of directors held this office. Effective May 18, 2004, and in accordance with our operating agreement, the board of directors appointed our general manager, Steve Roe, to the positions of President and Chief Executive Officer. Prior to joining Little Sioux, Mr. Roe was a manager for Cargill, Inc. Mr. Roe will serve in such capacity until he resigns or is removed by the board of directors with the consent of a majority of the holders of limited partnership units of LSCP, LLLP and the approval of our primary lender.

Gary Grotjohn, Chief Financial Officer	56

Gary Grotjohn was hired as controller for Little Sioux on February 24, 2003. In accordance with our operating agreement, the treasurer of Little Sioux performed the duties of the Chief Financial Officer until the creation of a separate office for this purpose. Effective May 18, 2004, and in accordance with our operating agreement, the board of directors eliminated the office of treasurer and appointed our controller, Gary Grotjohn, to the position of Chief Financial Officer. Prior to joining Little Sioux, Mr. Grotjohn worked as a financial analyst for Land O’Lakes, Inc. for over 20 years. Mr. Grotjohn will serve as Chief Financial Officer of Little Sioux until he resigns or is removed by the board of directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table set forth all compensation paid or payable by us during the last three fiscal years to our Chairman, President and Chief Executive Officer. We did not have any compensatory security option plan for our executive officers and directors in place as of September 30, 2006. Further, as of September 30, 2006, none of our directors or officers had any options, warrants, or other similar rights to purchase securities of Little Sioux.

Name and Principal Position	Year	Salary	Bonus		All Other Compensation
Stephen Roe,	Fiscal Year 2006	$131,000	$25,374	(1)	$0
President and Chief Executive Officer	Fiscal Year 2005	$107,625	$25,577	(1)	$0
	Fiscal Year 2004	$100,962	$0		$0
Gary Grotjohn,	Fiscal Year 2006	$83,500	$17,941	(1)	$0
Chief Financial Officer	Fiscal Year 2005	$75,000	$15,767	(1)	$0
	Fiscal Year 2004	$66,827	$0		$0
Daryl Haack,	Fiscal Year 2006	$0	$0		$1,779	(2)
Chairman of the Board and President	Fiscal Year 2005	$0	$0		$1,596	(2)
(offices held October 2003 through July 2004)	Fiscal Year 2004	$0	$0		$1,745	(2)
Ron Wetherell,	Fiscal Year 2006	$0	$0		$1,531	(2)
Chairman of the Board	Fiscal Year 2005	$0	$0		$1,428	(2)
(office held July 2004 to present)	Fiscal Year 2004	$0	$0		$1,638	(2)

(1)          Includes deferred compensation award monies which vest and are payable after six (6) years.

(2)          Consists of fees, expenses, and per diem for serving on the board of directors.

Compensation of Directors

Effective April 1, 2003, our board of directors approved a director compensation policy. The policy provided for payment to directors of a $100 fee based on attendance at regular monthly and special board meetings, for mileage to and from regular and special board meetings and reimbursement of our directors and officers for reasonable out-of-pocket expenses incurred relating to services rendered on our behalf.

On June 20, 2006, our board of directors approved a revised director compensation policy effective for the remainder of fiscal year 2006 and thereafter. The revised policy provides for payment to directors of a fee based on attendance at board functions. The fees we pay to our directors under the revised policy are as follows: $400.00 per regular monthly and special board meeting, $100 per committee meeting and $200.00 for pre-approved industry and other meetings and conferences attended on behalf of Little Sioux. We will not pay the fee if the director does not attend the regular monthly or special meeting, committee meeting or pre-approved industry and other meetings and conferences. We will also pay for mileage to and from such board functions at the standard mileage rate established from time to time by the IRS. We will continue to reimburse our officers and directors for reasonable out-of-pocket expenses incurred relating to services rendered on our behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

Little Sioux currently has no person or entity known by it to be the beneficial owner of more than 5% of our outstanding units.

Security Ownership of Management

As of February 1, 2007, director nominees, members of our board of directors and executive officers own membership units as follows:

Title of Class	Name and Address of Beneficial Owner & Position with Little Sioux(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Class A Membership Units	Dale Arends, Class A Director	29 Units	(3)	*
Class A Membership Units	Vince Davis, Class A Director	24 Units	(4)	*
Class A Membership Units	Darrell Downs, Class A Director	32 Units	(3)	*
Class A Membership Units	Daryl Haack, Class A Director	20 Units	(3)	*
Class A Membership Units	Verdell Johnson, Class A Director & 2007 Director Nominee	100 Units	(5)	*
Class A Membership Units	Doug Lansink, Class A Director	28 Units	(3)	*
Class A Membership Units	Tim Ohlson, Secretary, Class A Director & 2007 Director Nominee	52 Units		*
Class A Membership Units	Myron Pingel, Vice Chairman, Class A Director & 2007 Director Nominee	84 Units	(6)	*
Class A Membership Units	Ron Wetherell, Chairman & Class A Director	158 Units	(7)	1.44%
Total Membership Units Held by Current Directors, Nominees and Officers of Little Sioux:		527 Units		4.82%

* Less than 1%.

(1)          The address of each individual is in care of us at 4808 F Avenue, Marcus, Iowa 51035.

(2)          Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.

(3)          Units held in joint tenancy with spouse.

(4)          Includes 4 membership units held in joint tenancy with spouse.

(5)          Includes 80 membership units held in joint tenancy with spouse and 10 membership units held by spouse.

(6)          Includes 60 membership units held in joint tenancy with spouse.

(7)          Includes 58 membership units held by spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2006, except for that Daryl Haack, Director inadvertently failed to file one Form 4.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on membership units of Little Sioux with the cumulative total return of the NASDAQ Index and the SIC Code Index (SIC Code 2869—Industrial Organic Chemicals, Not Elsewhere Classified). The membership unit price performance shown on the following graph is not intended to forecast and is not indicative of future membership unit price performance. The data for this performance graph was compiled for us by Hemscott Data, Inc. (Assumes $100 invested on June 24, 2002 in the Company’s units and the two indices, including reinvestment of dividends).

COMPARE CUMULATIVE TOTAL RETURN
AMONG LITTLE SIOUX CORN PROCESSORS, LLC,
NASDAQ MARKET INDEX AND SIC CODE INDEX

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	12/31/2002	9/30/2003	9/30/2004	9/30/2005	9/30/06
Little Sioux Corn Processors	81.88	117.55	184.61	308.07	534.89
Industrial Org Chemicals, NEC	89.09	101.66	145.10	157.88	159.51
NASDAQ Market Index	91.59	123.18	130.60	148.57	157.38

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

No family relationships exist between any of the directors of the board, officers, or significant employees of Little Sioux. We consider all of our directors, other than Mr. Arends, to be our founders and promoters. Since the beginning of our last fiscal year, we have engaged in a number of transactions with related parties, including our promoters, directors, officers or 5% unit holders and their affiliates. Management believes that these transactions were as favorable as those that could have been obtained in an arms-length transaction.

Transactions with LSCP’s Limited Partners

Little Sioux is the sole general partner of LSCP, LLLP, an Iowa limited liability limited partnership (“LSCP”). Our general partnership interest in LSCP represents 60.15% of the limited partnership units of LSCP. LSCP owns and operates a 52 million gallon per year ethanol manufacturing plant located near Marcus, Iowa. Of the 3,639 outstanding limited partnership units, 1,450 of the units are limited partnership units held by the various limited partners.

Fagen, Inc. and Fagen Energy, Inc.

Fagen, Inc., the company that provided design, development and construction services for our ethanol plant, previously owned 350 of the 3,639 total outstanding limited partnership units in LSCP. During the fiscal year ended September 30, 2004, Fagen, Inc. transferred all of its units in LSCP—340 units to an affiliated company, Fagen Energy, Inc., and 10 units to 2 Fagen, Inc. employees. After the transfer, Fagen Energy, Inc. owns a 9.3% limited partnership interest in LSCP. Fagen Energy, Inc.’s ownership of 340 units means that it owns 23.5% of the total number of LSCP units held by the limited partners. Fagen Energy, Inc.’s ownership of its limited partnership interest entitles it to join with its class of limited partnership interests in appointing 1 Class B Director to Little Sioux’s board of directors. Fagen Energy, Inc.’s Class B Director appointee is Brian Thome.

In September 2006, we entered into a design-build agreement with Fagen, Inc., for the construction of an expansion to increase the ethanol production capacity of the ethanol plant by 40 million gallons to 92 million gallons annually. Under the terms of the design-build agreement, we will pay Fagen, Inc. $47,860,000 for the design and construction of the ethanol plant’s expansion, subject to any mutually agreed-upon adjustments made in accordance with the general conditions of the agreement and subject to a credit for any amounts previously paid to Fagen Engineering, LLC for engineering performed pursuant to the Phase I and Phase II Engineering Services Agreement (see below). The amount we will pay Fagen, Inc. for construction of the expansion is comparable to that of an arms-length transaction.

In July 2006, we entered into an agreement with Fagen Engineering, LLC, an affiliate of Fagen, Inc. and Fagen Energy, Inc., to perform the electrical design services for our related expansion of the ethanol plant’s grain handling facilities, modification of our existing grain silos and expansion of our distillers grains storage building. In exchange for its services, we have agreed to pay Fagen Engineering, LLC $265,079 plus certain reimbursable expenses. The amount we will pay Fagen Engineering, LLC for to perform the electrical design services for the expansion is comparable to that of an arms-length transaction.

The total estimated cost of the expansion is $73,000,000, of which $47,860,000 will be paid to Fagen, Inc. and its affiliated entities. In addition, we paid approximately $69,000 for services rendered to Fagen, Inc. during the fiscal year ended September 30, 2005. The amounts paid to Fagen, Inc. in fiscal year 2005 were related to the 12 million gallon per year expansion of the ethanol plant which increased our production capacity from 40 million gallons to 52 million gallons annually.

Indeck Energy Services, Inc.

Indeck Energy Services, Inc. owns 300 of the 3,639 total outstanding limited partnership units in LSCP. This means that Indeck Energy Services, Inc. owns an 8.2% limited partnership interest in LSCP and 20.7% of the total number of units held by the limited partners of LSCP. Indeck Energy Services, Inc.’s ownership of its limited partnership interest entitles it to join with its class of limited partnership interests in appointing 1 Class B Director to Little Sioux’s board of directors. Indeck Energy Services, Inc.’s Class B Director appointee is Tom Campone.

Archer Daniels Midland, Inc.

Archer Daniels Midland, Inc. (“ADM”) owns 800 of the 3,639 total outstanding limited partnership units in LSCP. This means that ADM owns a 21.98% limited partnership interest in LSCP and 55.2% of the total number of units held by the limited partners of LSCP. ADM’s ownership of its limited partnership interest entitles it to join with its class of limited partnership interests in electing 1 Class B Director to Little Sioux’s board of directors. ADM’s Class B Director appointee is Marty Lyons.

ADM provides ethanol marketing and distributing services to our ethanol plant pursuant to the ethanol marketing agreement with ADM. In exchange for ADM’s marketing, sales, storage and transportation services, we pay ADM a fixed price per gallon of ethanol sold. For the fiscal year ended September 30, 2006, we paid ADM approximately $532,353 as a marketing fee. The amount we pay ADM for marketing services is comparable to that of an arms-length transaction.

At September 30, 2005, and during the first fiscal quarter of 2006, we were involved in a dispute with ADM regarding the actual price ADM is required to pay for all the ethanol it purchased from LSCP under the ethanol marketing agreement. The dispute arose over ADM’s claimed failure to include its gains and losses from gasoline index hedges in calculating the price ADM is to pay to LSCP, which resulted in an overpayment for all the ethanol purchased by ADM from LSCP since the inception of the ethanol marketing agreement through September 30, 2005. After engaging independent accountants to review ADM’s claimed overpayment, on February 17, 2006, we entered into a settlement agreement with ADM in resolution of this dispute. Under the terms of the settlement agreement, both parties agreed to release and discharge each other from any and all claims relating to the inclusion of gains and losses from gasoline index hedges in calculating the price ADM is to pay LSCP under the ethanol marketing agreement through September 30, 2005. In addition, as consideration for the release of claims by ADM, we agreed to pay a single cash payment of approximately $3.9 million to ADM upon execution of the settlement agreement.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting of members must be received by Little Sioux no later than October 4, 2007 (120 days prior to the 1-year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2008 Annual Meeting of members without including such proposal in Little Sioux’s proxy statement must provide Little Sioux notice of such proposal no later than December 15, 2007. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If Little Sioux does not receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if Little Sioux does receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, then the persons named on the proxy card may vote on any such proposal in their discretion only if we include in our proxy statement an explanation of our intention with respect to voting on the proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS; DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

This proxy statement incorporates by reference the documents listed below that we have filed previously with the SEC. These documents contain important information about Little Sioux and its financial condition.

•       Little Sioux’s Annual Report on Form 10-K for the year ended September 30, 2006, including audited financial information contained therein (the “Annual Report”).

Our Annual Report accompanies the mailing of this proxy statement.

We will provide without charge to each member solicited a copy of exhibits to the Annual Report upon written request and payment of specified fees. The written request for such exhibits should be directed to Ron Wetherell, Chairman of the Board of Little Sioux Corn Processors, LLC at 4808 F Avenue, Marcus, Iowa 51035. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 1, 2007. The Annual Report with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ron Wetherell
RON WETHERELL, CHAIRMAN
February 1, 2007

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE ANNUAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX TO (712) 376-2815 OR IN THE ENCLOSED ENVELOPE BY NO LATER THAN TUESDAY, MARCH 20, 2007 (5:00 P.M., LOCAL TIME) WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

LITTLE SIOUX CORN PROCESSORS, LLC				MEMBER NAME:

Annual Meeting – Thursday, March 22, 2007				NUMBER OF MEMBERSHIP UNITS:

For Unit Holders of Record as of February 1, 2007				Vote by Mail or Facsimile:
(1) Read the Proxy Statement
Proxy Solicited on Behalf of the Board of Directors				(2) Check the appropriate boxes on the proxy card below
(3) Sign and date the proxy card
(4) Return the proxy card in the envelope provided or via fax to (712) 376-2815 no later than 5:00 p.m. on March 20, 2007
PROPOSALS TO BE VOTED ON:			DIRECTORS RECOMMEND	For	Against	Abstain
PLEASE INDICATE YOUR
SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Proposal #1: Amendment of Operating Agreement ----->>>		FOR	-------->>>	☒	☒	☒

Proposal #2: Election of 3 Directors

You may vote for three (3) nominees:
PLEASE INDICATE YOUR
Verdell Johnson, Incumbent	--->>>	FOR	------->>>	☒	☒	☒	SELECTION BY FIRMLY
PLACING AN “X” IN THE
Timothy Ohlson, Incumbent	--->>>	FOR	-------->>>	☒	☒	☒	APPROPRIATE BOX WITH BLUE
OR BLACK INK
Myron Pingel, Incumbent	----->>>	FOR	-------->>>	☒	☒	☒

By signing this proxy card, you appoint Ron Wetherell and Timothy Ohlson, jointly and severally, each with full power of substitution, as proxies to represent you at the Annual Meeting of the Members to be held on Thursday, March 22, 2007 at 7:00 p.m. and at any adjournment thereof, on any matters coming before the Annual Meeting.

Please specify your choice by marking the appropriate box for each matter above.  The Proxies cannot vote your units unless you sign and return this card.  For your proxy card to be valid, it must be received by Little Sioux by 5:00 p.m. on March 20, 2007.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Annual Meeting.  If you do not mark any boxes, your units will be voted FOR Verdell Johnson, Timothy Ohlson, and Myron Pingel and FOR the amendment to Operating Agreement.  If you choose only one (1) or two (2) nominees, then the Proxies will vote your units only for those nominee(s) marked.  If you choose both for and against the amendment to the Operating Agreement, your proxy card will be invalid, but your units will count toward the quorum requirements.

Signature:	Please sign exactly as your name appears above. Joint owners must both sign. When
Date:	signing as attorney, executor, administrator, trustee or guardian, please note that fact.

Signature:
Date: